EXHIBIT 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 20, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in FormFactor’s Annual Report on Form 10-K for the fiscal year ended December 29, 2007.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
San Jose, California
February 27, 2008